Exhibit 2

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”) dated as of October 24, 2008, between INVERSIONES FINANCIERAS DEL SUR S.A., a corporation organized under the laws of Uruguay (“Pledgor”) and BALDWIN ENTERPRISES, INC., a Colorado corporation, as Lender.

RECITALS

WHEREAS, the Pledgor is the beneficial owner of (a) 9,427,826 american depositary shares evidenced by american depositary receipts issued by the Depositary (as defined below) pursuant to the CRESUD Deposit Agreement (as defined below), each representing ten shares of common stock of CRESUD S.A.C.I.F. Y A., a corporation organized under the laws of Argentina (“CRESUD”) (such number of American depositary receipts, the “ADRs”) and (b) 150,360 global depositary shares evidenced by global depositary receipts issued by the Depositary pursuant to the IRSA Deposit Agreement (as defined below), each representing ten shares of common stock of IRSA Inversiones y Representaciones S.A., a corporation organized under the laws of Argentina (“IRSA” and together with CRESUD, the “Issuers”) (such number of global depositary receipts, the “GDRs”); and the Pledgor is the holder of 72,995,697 subscription warrants to purchase shares of common stock of CRESUD (ticker name CRESW) (such subscription warrants, the “Warrants”, and together with such number of ADRs and GDRs required to be pledged pursuant to this Agreement and the Notes, the “Shares”);

WHEREAS, the Pledgor has executed and delivered a promissory note (as amended from time to time, the “Note”) in favor of the Lender, dated as of the date hereof, pursuant to which the Lender has made a loan to the Pledgor in an aggregate principal amount not to exceed U.S. $30 million (the “Loan”);

WHEREAS, it is a condition precedent to the Lender making the Loan under the Note that the Pledgor executes and delivers to the Lender a security agreement, pursuant to which the Pledgor pledges and grants a security interest in its Shares to the Lender; and

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note and the other Loan Documents. As used in this Agreement, the following terms have the respective meanings set forth below:

“Collateral” has the meaning assigned to such term in Section 2.

“Collateral Account” shall mean the securities account (as defined in Section 8-501 of the UCC) maintained in the name of the Pledgor by the Custodian with the account number 768-66159-1-0-473 or any successor account or accounts (whether maintained by the Custodian or another financial institution), in or to which any Collateral is now or hereafter held or credited.

“Control” means “control” as defined in Section 8-106 and Section 9-106 of the UCC.

“Control Agreement” means an agreement among the Pledgor, the Lender and the Custodian pursuant to which the Lender obtains Control of the Collateral held in or credited to such Collateral Account.

“CRESUD Deposit Agreement” means that certain deposit agreement, dated as of March 18, 1997, among CRESUD, the Depositary and each owner and holder from time to time of ADRs.

“Custodian” means Citigroup Global Markets Inc. or any successor entity maintaining the Collateral Account.

“Depositary” means The Bank of New York.

“Deposit Agreements” means CRESUD Deposit Agreement and IRSA Deposit Agreement.

“DTC” means the Depository Trust Company.

“Guarantee” has the meaning assigned to the term in the Note.

“IRSA Deposit Agreement” means that certain deposit agreement, dated as of May 24, 1994, among IRSA, the Depositary and each owner and holder from time to time of GDR, as amended.

“Secured Obligations” means, collectively, (a) the principal and interest on the Loan and all other amounts from time to time owing to the Lender by the Pledgor under the Loan Documents (including all interest thereon), and (b) all other Obligations of the Pledgor to the Lender under the Loan Documents.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Stock Collateral” means: (i) the Shares; (ii) all dividends, shares, securities, cash, instruments, moneys or property (a) representing a dividend, distribution or return of capital in respect of any of the Shares or other property described in this definition, (b) resulting from a split-up, revision, reclassification, recapitalization or other similar change with respect to the Shares or other property described in this definition, (c)

otherwise received in exchange for or converted from any of the Shares or other property described in this paragraph and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Shares or other property described in this definition; and (iii) in the event of any consolidation or merger in which any of the Issuers is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger that are exchanged for the Shares.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

(b) Rules of Construction.

(i) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in this Agreement, shall be construed to refer to this Agreement in its entirety and not to any particular provision thereof, (iv) all references in this Agreement to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(ii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(iii) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(iv) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Note, the terms and provisions of the Note shall control.

Section 2. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby pledges and grants to the Lender a security interest in all of the Pledgor’s right, title and interest in the following property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to in this Agreement as “Collateral”):

(a) the Stock Collateral;

(b) the Collateral Account and any other cash, securities (including any Stock Collateral) or other property from time to time held therein or credited thereto, including security entitlements, as defined in §8-102(a)(17) of the UCC, with respect to any of the foregoing; and

(c) all cash and non-cash proceeds (including proceeds of proceeds) of any of the foregoing, including, all (i) accounts, benefits, cash, chattel paper, contract rights, deposit accounts, distributions, dividends, documents of title, equipment, general intangibles, instruments, interest, inventory, investment property, premiums, profits, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Stock Collateral or proceeds thereof (including any cash, equity interests (including shares, units, options, warrants, interests, participations, or other equivalents regardless of how designated of or in any of the Issuers) or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to any of the Issuers and any security entitlements with respect thereto); (ii) “Proceeds,” as such term is defined in the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Stock Collateral or proceeds thereof; (iv) payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Stock Collateral or proceeds thereof; and (v) other amounts from time to time paid or payable under or in connection with any of the Stock Collateral or proceeds thereof.

Section 3. Collateral Maintenance and Administration.

(a) The Shares shall have been credited to the Custodian by DTC and credited by the Custodian to the Collateral Account. The Pledgor shall maintain the security interest created by this Agreement as a perfected first priority security interest and shall defend such security interest and priority against the claims and demands of all persons.

(b) On and after the date hereof, all dividends and other distributions on the Stock Collateral, including, without limitation, all cash and non-cash proceeds described in Section 2(c), shall be credited to the Collateral Account if any such amounts or property shall be received by the Pledgor, Pledgor shall immediately cause such amounts and property to be deposited in the Collateral Account.

(c) Unless an Event of Default has occurred and is continuing, any dividends and other distributions on the Stock Collateral at the time credited to the Collateral Accounts may, upon written request of the Pledgor to the Lender, be released from the Collateral Account and applied to the prepayment of the Note (including payment of any accrued and unpaid interest).

(d) Any delivery by the Pledgor of securities as Collateral shall be effected (A) in the case of shares or other securities in respect of which security entitlements are held by the Pledgor through a securities intermediary (including, without limitation, the Custodian), by the crediting of such shares or other securities, accompanied by any required transfer tax stamps, to a securities account of the Custodian at such securities intermediary, or, at the option of the Custodian at another securities intermediary satisfactory to the Custodian and the crediting by the Custodian of such securities to the Collateral Account or (B) by complying with such alternative delivery instructions as the Lender or Custodian shall provide to the Pledgor in writing.

(e) Upon demand, but in no event no later than 10 Business Days after such demand, the Pledgor shall pay to the Lender the amount of any taxes that the Lender may be required to pay by reason of the security interest granted herein or to free any Collateral from any other lien thereon.

(f) At all times prior to the foreclosure of any Shares by the Lender pursuant to Section 7 of this Agreement, and unless an Event of Default has occurred and is continuing, the Borrower shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement or any other Loan Document or any other instrument or agreement referred to therein; provided that the Borrower agrees that it will not vote the Shares in any manner that is inconsistent with the terms of this Agreement, or any other Loan Document. For the avoidance of doubt, unless an Event of Default has occurred and is continuing, the Lender shall have no voting rights with respect to the Shares, except to the extent that the Lender buys any Shares in a sale or other disposition made pursuant to Section 7(b) of this Agreement. Unless an Event of Default has occurred and is continuing, to the extent the Lender has any proxies or other documents and writings in connection with the Collateral prior to the disposition of any Shares by the Lender pursuant to Section 7 of this Agreement, the Lender agrees that, upon the request of the Borrower, the Lender shall endeavor to deliver to the Borrower all such proxies and other documents and writings as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting rights pertaining to the Stock Collateral, which the Borrower is entitled to exercise in accordance with Section 3(f) of this Agreement.

(g) Unless an Event of Default has occurred and is continuing, the Pledgor is entitled to sell, assign or otherwise dispose of all of part of the Shares; provided that the proceeds from such sale, assignment or disposition shall be applied to prepayment of the Loan, in full, in accordance with the terms of the Note.

(h) The Pledgor agrees that, upon at least five (5) Business Days’ notice to the Pledgor, the Lender may request the designation of a successor custodian. Promptly, but in any event not later than five (5) Business Days’ following the receipt of such notice, the Lender shall appoint a successor custodian and shall transfer the Collateral to an account established with such successor custodian to be maintained and held thereby, with such appointment and custodianship being instrumented by a control agreement in substantially the form of the existing Control Agreement, executed by the Pledgor, the Lender and such successor custodian.

Section 4. Representations and Warranties. The Pledgor represents and warrants to the Lender as of the date hereof, which representations and warranties shall be deemed repeated on each day on which that the Pledgor delivers Collateral hereunder:

(a) Perfection. By virtue of the execution and delivery by the Pledgor of this Agreement, with respect to (i) the Stock Collateral, when the Shares, the shares of common stock of CRESUD and IRSA underlying the ADRs and GDRs, respectively, certificates or other documents representing or evidencing the Stock Collateral (if any) are delivered to the Custodian in accordance with this Agreement, (ii) the Collateral Account, when a Control Agreement in substantially the form of Exhibit A hereto (or otherwise in form and substance satisfactory to the Lender) is executed by the Pledgor and the Custodian with respect to the Collateral Account, the security interest of the Lender in the Collateral will be valid, continuing and perfected with first priority and no “adverse claim” (as defined in Section 9-201(a)(1) of the UCC) in respect of the Stock Collateral or any security entitlements thereto that may be asserted by the Lender.

(b) Ownership, Liens and Priority. The Pledgor is the legal and beneficial owner of the Collateral (or in the case of financial assets from time to time credited to the Collateral Account the beneficial owner thereof), has rights in or the power to transfer each other item of Collateral in which a security interest is granted hereunder, free and clear of any other security interest and no security interest exists or will exist upon such Collateral at any time, except for the pledge and security interest in favor of the Lender created or provided for in this Agreement.

(c) Status of Pledged Shares. Both the Shares and the shares of common stock of CRESUD and IRSA underlying the ADRs and GDRs are (i) duly authorized and validly existing and (ii) fully paid and non-assessable and none of the Stock Collateral or the Shares are or will be subject to any legal or contractual restriction, or any restriction under the Organization Documents of each of the Issuers or under the Deposit

Agreements or any other agreements, upon the pledge of the Shares hereunder, other than those arising under the Securities Act. The Pledgor’s holding period for the Shares, determined as provided in Rule 144 under the Securities Act, commenced six months or, if the issuer of such Shares is not subject to the reporting requirements of the Securities Exchange Act of 1934, one year. The pledge of the Shares hereunder constitutes a bona fide pledge with full recourse to the Pledgor. Assuming the Lender is not an “affiliate” of the Issuers within the meaning of the Securities Act by virtue of any relationship other than those arising out of or relating to the Loan Documents, upon the Lender’s enforcement of its rights hereunder following the occurrence of an Event of Default, the transfer of the Shares pursuant to the terms hereof will not require registration under the Securities Act or be subject to any other legal or contractual restriction, or any restriction under the Organization Documents of each of the Issuers and/or the Deposit Agreements.

(d) Jurisdiction of Organization, Chief Executive Office. The Pledgor’s jurisdiction of organization is the Oriental Republic of Uruguay, with the legal name as set forth in the preamble hereto, and the location of the Pledgor’s chief executive office or sole place of business is Inversiones Financieras del Sur S.A., c/o Mr. Saul Zang, Ruta 8 km 17.500, Edificio 3, Local 004, Zonamérica, República Oriental del Uruguay.

Section 5. Covenants. In furtherance of the pledge and grant of security interest pursuant to Section 2, until such time as all Secured Obligations have been paid in full, the Pledgor hereby agrees with the Lender as follows:

(a) The Pledgor agrees to take such other action and hereby authorizes the taking of such action by the Lender or its agents and assigns, at any time and from time to time as the Lender may reasonably request to duly record the security interest created under this Agreement in the Collateral, at the sole expense of the Pledgor, including executing, delivering, filing and/or recording, in such locations and jurisdictions as the Lender shall specify, any financing statement under the UCC or similar laws, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Party) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights under this Agreement with respect to such security interest, including executing and delivering or causing the execution and delivery of a Control Agreement with respect to the Collateral Account and causing any or all of the Stock Collateral to be transferred of record into the name of the Lender or its nominees.

(b) Without the prior written consent of the Lender, the Pledgor shall not, after the date hereof, file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Lender is not named as the sole secured party. The Pledgor shall not create or suffer to exist any lien upon or with respect to any Collateral (except for liens arising in the ordinary course under operation of law).

(c) The Pledgor shall not sell, transfer or assign any Collateral, other than as provided in Section 3(g), or enter into any agreement or undertaking that restricts the

Pledgor’s ability to sell, transfer or assign any Collateral. The Pledgor shall not close the Collateral Account or transfer any Collateral held therein or credited thereto without (i) obtaining the prior written consent of the Lender and (ii) entering into such agreements as the Lender may in its sole discretion require to ensure the continued priority and perfection of its lien on such Collateral.

(d) Without at least twenty (20) days’ prior written notice to the Lender, the Pledgor shall not (i) maintain any of the Pledgor’s books and records with respect to the Collateral at any office, or maintain the Pledgor’s place of business (or, if the Pledgor has more than one place of business, the Pledgor’s chief executive office) at any place other than at the address indicated in the Note or (ii) change the Pledgor’s name, or the name under which the Pledgor does business, or the form or jurisdiction of the Pledgor’s organization from the name, form and jurisdiction set forth of this Agreement.

Section 6. [Intentionally Omitted]

Section 7. Remedies.

(a) In addition to the rights and remedies specified herein, the Lender shall have all of the rights and remedies with respect to the Collateral of a “secured party” under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies under this Agreement may be asserted.

(b) Subject to the limitations set forth below in this Section 7, at any time that an Event of Default has occurred and is continuing, the Lender shall be entitled to do any or all of the following (to the fullest extent permitted under the laws in effect in any jurisdiction where any right or remedy under this Agreement may be asserted):

(i) Deliver or cause to be delivered from the Collateral Account to itself or to an affiliate, the Shares and exercise any options or rights granted under the Warrants;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, in its own name, in the name of the Pledgor or otherwise; provided, however, that the Lender shall have no obligation to take any of the foregoing actions; and

(iii) Sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places and at such time or times as the Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable Law and cannot be waived), and the Lender may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by Law, at one or more private sales) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(c) The Pledgor further recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities Laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit each of the Issuers thereof to register it for public sale.

(d) The Pledgor agrees and acknowledges that the ADRs are customarily sold on the Nasdaq National Market, which is a recognized market, within the meaning of Section 9-610 of the UCC.

(e) The Pledgor agrees and acknowledges that the GDRs are customarily sold on the New York Stock Exchange, which is a recognized market, within the meaning of Section 9-610 of the UCC.

(f) The Pledgor agrees and acknowledges that the Warrants are customarily sold on the Nasdaq National Market, which is a recognized market, within the meaning of Section 9-610 of the UCC.

(g) If the Lender shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section 7, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

(i) execute and deliver, or cause each of the Depositaries and/or the officers and directors of each of the Issuers to execute and deliver, to any Person or Governmental Authority as the Lender may choose, any and all documents and writings which, in the Lender’s reasonable judgment, may be necessary or appropriate for approval, or be required by, any Governmental Authority located in any city, county, state or country where the Pledgor or each of the Issuers engage in business, in order to transfer or to more effectively transfer the Collateral or otherwise enforce the Lender’s rights hereunder; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law.

(h) Except as otherwise expressly provided in this Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash held by the Lender following an Event of Default, shall be applied by the Lender:

(i) First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Lender, including the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Lender in connection therewith;

(ii) Next, to the payment in full of the Secured Obligations; and

(iii) Finally, to the payment to the Pledgor or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 7(g), “proceeds” of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any issuer of any of the Collateral.

(i) The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 7 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 7 may be specifically enforced.

(j) THE PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME THE LENDER DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION 7; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY LAW NOW EXISTING OR HEREAFTER ENACTED; (iii) ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE; AND (iv) ANY RIGHT TO REQUIRE THE LENDER TO PROCEED AGAINST OR EXHAUST ANY SECURITY HELD FROM THE PLEDGOR OR TO PURSUE ANY OTHER REMEDY IN THE LENDER ‘S POWER WHATSOEVER.

(k) If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 7 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for any deficiency.

(l) Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Lender while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Lender is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Section 7 and taking any action and executing any instruments that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Lender shall be entitled under this Section 7 to make collections in respect of the Collateral, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 8. Security Interest Absolute. All rights of the Lender hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute, irrevocable, and unconditional irrespective of:

(a) any claim as to the genuineness, validity, regularity or enforceability of the Note or any such other instrument or agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing;

(b) any claim as to the genuineness, validity, regularity or enforceability of each Deposit Agreement;

(c) any change in the time, manner or place of payment of, or in any other term of, all of or any of the Secured Obligations, or any other amendment, modification, extension or waiver of or any consent to any departure from the Note or any such other instrument or agreement relating to any of the foregoing;

(d) any amendment to each of the Deposit Agreements;

(e) any change in the corporate existence, structure or ownership of any of the Issuers of the Shares, or any liquidation, dissolution, insolvency, reorganization or other similar proceeding affecting any of the Issuers or their assets;

(f) any law, rule, regulation, decree or order of any jurisdiction, any change in any of the foregoing, or any other event, affecting any term of any Secured Obligation or Lender’s rights with respect thereto, to the extent permitted by law;

(g) the occurrence of any Event of Default under the Note;

(h) any exchange, substitution, impairment, release or non-perfection of Lender’s security interest in any other Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations;

(i) any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Note or any such other instrument or agreement relating thereto;

(j) the absence of any action to enforce this Agreement or the Note;

(k) the lack of authority of the Pledgor to execute or deliver any agreement to which it is a party;

(l) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting the Pledgor, any of the Collateral or any part thereof, or any other Person;

(m) any rights acquired by way of subrogation under this Agreement or by any payment made hereunder or otherwise until the Secured Obligations are fully satisfied and the termination of the Note and any other agreements providing for the extension of credit;

(n) the existence, value or condition of, or failure to perfect its lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including, without limitation, the release of any such security); or

(o) any other circumstance whatsoever that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all Obligations).

Section 9. Miscellaneous.

(a) Notices. All notices and other communications provided for herein shall be made as provided in the Note.

(b) No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

(c) Amendments, Etc. No amendment or waiver of any provision of this Agreement and no consent to any departure by the Pledgor therefrom, shall be effective unless in writing signed by the Lender and the Pledgor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(d) Expenses. The Pledgor agrees to reimburse the Lender and the Lender for all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with any Event of Default under the Note and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (i) performance by the Lender of any obligations of the Pledgor in respect of the Collateral that the Pledgor has failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), and (v) the exercise or enforcement of any rights of the Lender under this Agreement, including this Section 9(d), and all such costs and expenses shall be Secured Obligations entitled to the benefits of the security interest granted herein.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor and the Lender (provided, however, that the Pledgor shall not assign or transfer the Pledgor’s rights or obligations under this Agreement without the prior written consent of the Lender; and provided, further, that Lender may not assign its rights and obligations under this agreement without the consent of the Pledgor, except in the case of an assignment to one of its affiliates).

(f) Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

(g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT AS MAY BE REQUIRED BY THE UCC.

(h) WAIVER OF MARSHALING. EACH OF THE PLEDGOR AND THE LENDER ACKNOWLEDGES AND AGREES THAT IN EXERCISING ANY RIGHTS UNDER OR WITH RESPECT TO THE COLLATERAL: (A) THE LENDER IS UNDER NO OBLIGATION TO MARSHAL ANY COLLATERAL; (B) THE LENDER MAY, IN ITS ABSOLUTE DISCRETION, REALIZE UPON THE COLLATERAL IN ANY ORDER AND IN ANY MANNER IT SO ELECTS; AND (C) MAY, IN ITS ABSOLUTE DISCRETION, APPLY THE PROCEEDS OF ANY OR ALL OF THE COLLATERAL TO THE SECURED OBLIGATIONS IN ANY ORDER AND IN ANY MANNER IT SO ELECTS. EACH OF THE PLEDGOR AND THE LENDER WAIVES ANY RIGHT TO REQUIRE THE MARSHALING OF ANY OF THE COLLATERAL.

(i) SUBMISSION TO JURISDICTION. THE PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PLEDGOR AND THE LENDER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PLEDGOR AND THE LENDER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(j) WAIVER OF VENUE. THE PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (I) OF THIS SECTION. EACH OF THE PLEDGOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(k) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE NOTE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(l) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR, AS THE CASE MAY BE, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS TO THE EXTENT PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PLEDGOR AGREES THAT THE WAIVERS SET FORTH IN THIS SECTION 8(L) SHALL HAVE FORCE AND EFFECT TO THE FULLEST EXTENT PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES AND ARE INTENDED TO BE IRREVOCABLE FOR PURPOSES OF SUCH ACT.

(m) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(n) Termination. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor. The Lender shall also, at the expense of the Pledgor, execute and deliver to the Pledgor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Pledgor to effect the termination and release of the liens on the Collateral.

(o) Reinstatement. The Pledgor further agrees that if any payments made by the Pledgor or the Guarantor or other person and applied to the Secured Obligations are at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any

Collateral are required to be returned under any law, then, to the extent of such payment or returned proceeds amount, any security interest or Collateral securing such amount shall be and remain in full force and effect as if such payment had never been made.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

INVERSIONES FINANCIERAS DEL SUR S.A., as Pledgor

By:
Name:
Title:

BALDWIN ENTERPRISES, INC., as Lender

By:
Name:
Title: